Exhibit 99.1

Certification Required by Section 906 of the Sarbanes-Oxley Act of 2002.

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Written Statement of

Chairman and Chief Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as the plan administrator of SEI Investments Capital Accumulation Plan, that, to his knowledge, the Annual Report for the SEI Capital Accumulation Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K.

/s/ KEVIN B. JOHNSTON
Kevin B. Johnston Plan Administrator June 30, 2003

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